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                                                                    EXHIBIT 99.1

                          CONSENT OF DAVID A. ARLEDGE

     I hereby consent to being named as a person who will become a director of El Paso Energy Corporation ("El Paso"), in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of January 17, 2000, by and among El Paso, El Paso Merger Company and The Coastal Corporation, in the Registration Statement to be filed on Form S-4 with the Securities and Exchange Commission in connection with the merger, and to the filing of this consent as an exhibit to the Registration Statement.

                                                  /s/ DAVID A. ARLEDGE
                                            ------------------------------------
                                                      David A. Arledge

Date: February 24, 2000